UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2016

Universal Biosensors, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2016, the Board of Directors (the “Board”) of Universal Biosensors, Inc. (the “Company”) elected Mr. Craig Coleman to fill a vacancy on the Board. Mr. Coleman will serve as a Class II director and will stand for election at next year’s annual meeting of stockholders. If elected by our stockholders in 2017, Mr. Coleman’s term as a Class II director will then expire at the 2020 annual meeting of stockholders.

Mr. Coleman, age 50, currently serves as the executive chairman and a director of Viburnum Funds, an Australian-based specialist investment manager founded in 2007 with investments in private equity funds, strategic equities and Australian equities. Viburnum Funds currently holds around 14% of the Company’s Common Stock, par value $0.0001 per share.

Mr. Coleman’s career of 30 years has spanned banking and finance, corporate advisory and funds management. During his executive career, he has been a Managing Director of ASX-listed Home Building Society Ltd (now owned by Bank of Queensland) and prior to this, held a number of senior executive positions with ANZ Banking Group Ltd, including Managing Director Banking Products, Managing Director Wealth Management, Non-Executive Director E*TRADE Australia Ltd and Head of Retail Banking New Zealand.

Mr. Coleman currently retains non-executive directorship positions with ASX-listed entities, Bell Financial Group Ltd, Pulse Health Ltd and Rubik Financial Ltd. Mr. Coleman holds a Bachelor of Commerce from the University of Western Australia.

Mr. Coleman will serve as a Class II director and will stand for election at next year’s annual meeting of stockholders. If elected, Mr. Coleman’s term as a Class II director will then expire at the 2020 annual meeting of stockholders.

Mr. Coleman will participate in the Company’s standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual retainer of A$50,000. Mr. Coleman has been appointed as Chair of the Company’s Remuneration and Nomination Committee, for which role he will be paid an additional fee of A$10,000 per annum. Statutory superannuation under Australian law is also paid to independent non-executive directors (currently 9.50% of the base fee). Mr. Coleman has entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form 10 filed on April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: June 30, 2016	By:	/s/ Andrew Denver
	Name:	Andrew Denver
	Title:	Interim Chief Executive Officer